Exhibit 99

                      TCS Reaffirms Second Quarter Outlook

                 Company Expects Over $40 Million Revenue and
                     Positive Net Income for the Quarter

    ANNAPOLIS, Md., June 30 /PRNewswire-FirstCall/ -- TeleCommunication Systems, Inc. (Nasdaq: TSYS), a global leader in wireless data technology, today announced it expects results for the quarter to be above the midpoint of the range of revenues and net income previously announced by the company: revenues between $38 and $42 million, and GAAP earnings per share between minus 3 and plus 5 cents per share.

    "Following a seasonally low first quarter for Government segment revenue, the company had very strong government orders and systems deliveries during the three months now ending," commented Maurice B. Tose, Chairman, President and CEO for TCS. "In addition, strong growth in our wireless carrier customers' usage of TCS text messaging technology generated significant license revenue for added capacity."

    "This will represent the third of four quarters that our company has reported positive GAAP net income (after deducting all noncash charges, which have approximated 10 cents a share per quarter in 2004.) With a growing order book for wireless carrier location-based software systems and the momentum in our Government segment, the company expects continued quarter over quarter improvement in performance during the balance of 2004. As we indicated at the beginning of the year, we intend to achieve overall revenue of $150 to $170 million for 2004, with per share net income of 12 to 18 cents a share."

    TCS cautioned that these anticipated results are based on the best information currently available, and are subject to change and the closing of the books and customary quarterly and yearly accounting procedures. The quarter end earnings release and investor conference call are tentatively scheduled for July 29; a press release announcing details for the call will be made in advance.


    ABOUT TELECOMMUNICATION SYSTEMS, INC.

    TeleCommunication Systems, Inc. (TCS) (Nasdaq: TSYS) is a leading provider of mission critical wireless data solutions to carriers, enterprise and government customers. TCS' wireless data offerings range from providing location-based Enhanced 9-1-1 services and messaging infrastructure to wireless operators, real-time market data and alerts to financial institutions, mobile asset management and mobile office solutions for enterprises, and encrypted satellite communications to government customers. For more information visit http://www.telecomsys.com, and for detailed financial data and guidance see the investor relations pages of the company website at http://media.corporate-ir.net/media_files/nsd/tsys/model.htm.


    This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are based upon TCS' current expectations and assumptions that are subject to a number of risks and uncertainties that would cause actual results to differ materially from those anticipated. The words, "believe," "expect," "intend," "anticipate," and variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to, Mr. Tose's statement that "TCS expects continued quarter over quarter improvement in performance during the balance of 2004," and "we intend to achieve overall revenue of $150 to $170 million for 2004, with per share net income of $.12 to $.18."

    The actual results realized by the Company could differ materially from the statements made herein, depending in particular upon the risks and uncertainties described in the Company's filings with the Securities and Exchange Commission (SEC). These include without limitation risks and uncertainties relating to the Company's financial results and the ability of the Company to (i) sustain profitability as anticipated, (ii) continue to rely on its customers and other third parties to provide additional products and services that create a demand for its products and services, (iii) conduct its business in foreign countries, (iv) adapt and integrate new technologies into its products, (v) expand its business offerings in the new wireless data industry, (vi) develop software and provide services without any errors or defects, (vii) protect its intellectual property rights, and (viii) implement its sales and marketing strategy.

    Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information in this press release, whether as a result of new information, future events or circumstances, or otherwise.

SOURCE  TeleCommunication Systems, Inc.
    -0-                             06/30/2004
    /CONTACT: Tom Brandt, Senior Vice President & CFO of TeleCommunication Systems, Inc., +1-410-280-1001, brandtt@telecomsys.com; or Investor Relations:
Scott Liolios of Liolios Group, +1-949-574-3860, Scott@liolios.com, for TeleCommunication Systems, Inc./
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20030618/TSYSLOGO
             AP Archive:  http://photoarchive.ap.org
             PRN Photo Desk, 888-776-6555 or 212-782-2840/
    /Web site:  http://www.telecomsys.com /
    (TSYS)

CO:  TeleCommunication Systems, Inc.; TCS
ST:  Maryland
IN:  TLS MLM CPR
SU:  ERP